                                                                      Exhibit 11

                                  STATEMENT RE:
                        COMPUTATION OF PER SHARE EARNINGS


                                                                 YEAR ENDED DECEMBER 31
                                                          1994            1995            1996
-----------------------------------------------------------------------------------------------------
PRIMARY
Average shares outstanding                             1,156,212        1,216,308      1,468,527
Net effect of dilutive stock options and
warrants - based on the treasury stock
method using average market value
per share                                                    -            194,420        242,396
-----------------------------------------------------------------------------------------------------
                                                       1,156,212        1,410,728      1,710,923
(Loss) Earnings before extraordinary item             $  (93,983)      $  410,688     $  166,440

Primary (loss) earnings per share before
extraordinary item                                    $   (0.081)      $    0.291     $    0.097

Net (loss) earnings                                   $ (237,715)      $   19,062     $ (652,874)

Primary (loss) earnings per share                     $   (0.206)      $    0.014     $   (0.445)(1)
-----------------------------------------------------------------------------------------------------

FULLY DILUTED
Average shares outstanding                             1,156,212        1,216,308      1,468,527
Net effect of dilutive stock options and
warrants - based on the treasury stock
method using the year end market value
per share, if higher than average market
value per share                                                -          194,420        289,495
-----------------------------------------------------------------------------------------------------
                                                       1,156,212        1,410,728      1,758,022
(Loss) Earnings before extraordinary item             $  (93,983)      $  410,688     $  166,440

Fully diluted (loss) earnings per share before
extraordinary item                                    $   (0.081)      $    0.291     $    0.095

Net (loss) earnings                                   $ (237,715)      $   19,062     $ (652,874)

Fully diluted (loss) earning per share                $   (0.206)      $    0.014     $   (0.445) (1)
-----------------------------------------------------------------------------------------------------

Notes:

(1) Using the average shares outstanding, as including the effect of stock options and warrants, is anti-dilutive.

(2) Fully diluted (loss) earnings per share was not disclosed as it does not differ from primary earnings (loss) per share.